SECOND AMENDMENT TO AND WAIVER OF LOAN AGREEMENT

THIS SECOND AMENDMENT TO AND WAIVER OF LOAN AGREEMENT (this “Amendment”), executed and delivered as of March 31, 2008, is between GRUBB & ELLIS APARTMENT REIT, INC. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation (the “Company”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS:

A. Pursuant to that certain Loan Agreement between the Company and the Lender dated as of November 1, 2007, as amended by that certain First Amendment to and Waiver of Loan Agreement dated as of December 21, 2007 (as so amended, the “Loan Agreement”), the Lender made available to the Company a revolving line of credit in an outstanding aggregate principal amount not to exceed $10,000,000.00, as evidenced by that certain Promissory Note dated November 1, 2007 made by the Company and payable to the order of the Lender (the “Note”).

B. The Company has notified the Lender that it intends to acquire (the “Proposed Acquisition”), through its subsidiary Grubb & Ellis Apartment REIT Holdings, L.P. (formerly known as NNN Apartment REIT Holdings, L.P.), G&E Apartment REIT Arboleda, LLC, a Delaware limited liability company (the “New Property Owner”), which New Property Owner will own a multi-family property known as Arboleda Luxury Apartment Homes, located in Cedar Park, Texas. The Company has requested an Advance under the Loan Agreement to finance, in part, the Proposed Acquisition, which Advance shall require the temporary increase of the aggregate principal amount available under the Loan Agreement. The Lender has agreed to make such Advance, to agree to such temporary increase, and to continue to make available to the Company the credit facilities provided for in the Loan Agreement, on the terms and conditions stated herein.

C. Capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto agree as follows:

Section 1. Amendments to Loan Agreement.

(a) Paragraphs 1(a) and 1(b) of the Loan Agreement are hereby deleted in their entireties and the following paragraphs are hereby substituted in lieu thereof:

“1(a) Loan. Subject to the conditions set forth herein, so long as no Event of Default has occurred and is continuing, Lender may elect, in Lender’s sole and absolute discretion, to advance to the Company, from time to time from the date hereof until the day immediately preceding the Maturity Date, an aggregate principal amount up to the Aggregate Availability (collectively, the “Loan” and each, an “Advance”). If the Lender, in its sole and absolute discretion, refuses to fund a requested Advance, the Lender shall use its best efforts to provide notice thereof to the Company. So long as no Event of Default has occurred and is continuing, amounts repaid by the Company prior to the Maturity Date may, in Lender’s sole and absolute discretion, be reborrowed by the Company, provided that (i) the aggregate principal amount outstanding at any time shall not exceed the Aggregate Availability, and (ii) the Arboleda Advance Overage, once repaid in accordance with the terms hereof, may not be reborrowed. In the event that in connection with any Advance made hereunder, the Company has not commenced repayment of such Advance within three (3) months following the applicable Advance Date by a principal amount of at least $500,000, such amount to consist of Equity Proceeds, such failure to repay such Advance in such amount shall constitute an Event of Default hereunder.

1(b) Interest Rate. The Loan shall bear interest as follows: (i) the outstanding principal amount of that portion of the Loan consisting of the Arboleda Advance Overage shall bear interest at a fixed rate equal to fifteen percent (15%) per annum, and (ii) the remaining outstanding principal amount of the Loan shall bear interest at the Applicable LIBOR Rate, except as otherwise provided herein.”

(b) Paragraph 2(a) of the Loan Agreement is hereby amended by deleting the last sentence of such Section in its entirety and substituting the following sentence in lieu thereof:

“It is hereby acknowledged and agreed that notwithstanding the foregoing, (i) the proceeds of the Loan made available to the Company pursuant to the Myrtles and Heights Advance shall finance those required acquisition costs on the Properties acquired thereby which are in excess of the costs funded through each Property Loan related thereto in the approximate principal amount of fifty-six percent (56%) of each Property’s appraised value; provided that the sum of such Property Loan proceeds and any proceeds disbursed hereunder pursuant to the Myrtles and Heights Advance shall not exceed seventy-four percent (74%) of each such Property’s appraised value; and (ii) the above percentages shall not apply to the proceeds of the Loan made available to the Company pursuant to the Arboleda Advance or the Arboleda Property Loan.”

(c) Paragraph 2(k)(6) of the Loan Agreement is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

"(6) Each prepayment or repayment of principal shall be applied as follows: (i) to the outstanding amount of the Arboleda Advance Overage, until the Arboleda Advance Overage has been repaid in full, any excess principal being applied to the Advance then outstanding which was made on the earliest date as among all remaining outstanding Advances; (ii) then, to the Advance then outstanding which was made on the earliest date as among all outstanding Advances, until such Advance is paid in full, any excess principal being applied to the Advance then outstanding which was made on the earliest date as among all remaining outstanding Advances; (iii) and continuing on in like manner until all outstanding Advances have been paid in full.”

(d) The following paragraph is hereby added as a new Paragraph 9(j) to the Loan Agreement:

“9(j) Acknowledgments and Agreements Regarding Arboleda Property Loan and Pledge of Equity interests in G&E Apartment REIT Arboleda, LLC. The parties hereto agree and acknowledge that: (i) the Arboleda Property Loan is being made to G&E Apartment REIT Arboleda, LLC by PNC ARCS, (ii) PNC ARCS intends to sell the Arboleda Property Loan to Fannie Mae, who will become the lender thereunder, (iii) pursuant to the Pledge Agreement, the Pledgor has pledged in favor of the Lender all right, title and interest in the “Class B Interest” the Pledgor owns in G&E Apartment REIT Arboleda, LLC (as the term “Class B Interest” is defined in the operating agreement of such limited liability company), (iv) the “Class B Interest” so pledged constitutes a forty-nine percent (49%) interest in G&E Apartment REIT Arboleda, LLC, and (v) Fannie Mae, as the lender under the Arboleda Property Loan, has not agreed to permit the pledge by the Pledgor of any interest in G&E Apartment REIT Arboleda, LLC other than the pledge of the “Class B Interest.”

(e) Paragraph 10 of the Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety:

"Aggregate Availability” shall mean, as of any date of determination, (a) from the date of the making of the Arboleda Advance until the Arboleda Advance Overage has been repaid in full, the sum of (i) $10,000,000.00 and (ii) the outstanding principal amount of the Arboleda Advance Overage (provided, that the sum of (i) and (ii) shall not exceed $16,250,000.00 at any time), and (b) after such time as the Arboleda Advance Overage has been repaid in full, the lesser of (i) $10,000,000.00 and (ii) the difference of (A) ninety percent (90%) of the aggregate Appraised Value for all the Properties (other than the Arboleda Property) as of such date, minus (B) the aggregate outstanding principal amount of the Property Loans (other than the Arboleda Property Loan) as of such date.

"Facility Interest Expense” shall mean, for any period, that portion of Interest Expense attributable solely to interest due and payable on the credit facility evidenced by the Loan Documents; provided, that for the purpose of this definition, the principal amount outstanding under this Agreement at any time shall be deemed to be the sum of (i) $10,000,000.00 plus (ii) the outstanding principal amount, if any, of the Arboleda Advance Overage at such time.

"LIBOR Rate Loan” shall mean the Loan, or any portion thereof, at such time as it is bearing interest at the Applicable LIBOR Rate.

"LIBOR Spread” shall mean (i) solely with respect to (A) the Myrtles and Heights Advance and (B) that portion of the Arboleda Advance which is not bearing interest at the fixed rate provided for in Paragraph 1(b) above, five percent (5.00%), and (b) otherwise, four and fifty one hundredths percent (4.50%).”

"Prime Rate Loan” shall mean the Loan, or any portion thereof, at such time as it is bearing interest at the Applicable Prime Rate or at a fixed rate of interest.

“Property Owners” shall mean the collective reference to: Apartment REIT Walker Ranch, L.P., Apartment REIT Hidden Lakes, L.P., Apartment REIT Park at North Gate, L.P., Apartment REIT Residences at Braemar, LLC, Apartment REIT Bay Point Resort, LLC, Apartment REIT Towne Crossing, L.P., Apartment REIT Villas of El Dorado, LLC, G&E Apartment REIT The Myrtles at Olde Towne, LLC, G&E Apartment REIT The Heights at Olde Towne, LLC, G&E Apartment REIT Arboleda, LLC and to any other Person which may become the fee owner of a Property on or after the date hereof.

(f) Paragraph 10 of the Loan Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

"Arboleda Advance” means that certain Advance in an aggregate principal amount not to exceed $11,550,000.00 made to the Company on      , 2008 to finance the acquisition of a multi-family property known as Arboleda Luxury Apartment Homes, located in Cedar Park, Texas, which Property shall be owned by G&E Apartment REIT Arboleda, LLC.

"Arboleda Advance Overage” means that portion of the outstanding principal amount of the Loan which is in excess of $10,000,000.00; provided that such excess amount shall not exceed $6,250,000.00 at any time.

"Arboleda Property” means that certain multi-family property known as Arboleda Luxury Apartment Homes, located in Cedar Park, Texas, which Property shall be owned by G&E Apartment REIT Arboleda, LLC.

"Arboleda Property Loan” means that certain first priority real estate-secured loan made or to be made by a financial institution to G&E Apartment REIT Arboleda, LLC , which loan is secured by a first priority lien on the Arboleda Property.

Section 2. Waiver. Pursuant to Paragraph 9(b) of the Loan Agreement and solely with respect to the Proposed Acquisition, the Lender hereby waives (a) the requirement set forth in Paragraph 6(i)(i) of the Loan Agreement that Pledgor pledge of all of the Ownership Interests in the New Property Owner in favor of Lender, and (b) the requirement set forth in Paragraph 6(i)(ii) of the Loan Agreement that the provisions of the Property Loan Documents to which the New Property Owner is a party specifically permit and consent to the pledge of one hundred percent (100%) of the Ownership Interests in the New Property Owner in favor of Lender; provided, that not less than forty-nine (49%) of the Ownership Interests in the New Property Owner shall be pledged in favor of Lender pursuant to and in accordance with the terms of Paragraph 6(i) of the Loan Agreement, and all other provisions of Paragraph 6(i) of the Loan Agreement shall apply. For avoidance of doubt, this waiver shall apply solely with respect to the Proposed Acquisition and shall not apply to the acquisition of any Property or of any Property Owner after the date of this Amendment.

Section 3. Amendment to Schedules to Loan Agreement. Each of Schedule II and Schedule 5(d) to the Loan Agreement are hereby amended and restated in their entirety as set forth on Exhibit A to this Agreement.

Section 4. Conditions Precedent to Closing of Amendment. In addition to such other requirements as may be set forth in the Loan Documents, the Lender’s obligation to close this Amendment (the “Closing”), and to continue to make the Loan available, is subject to satisfaction of the following conditions:

(a) Executed Documents. Delivery to the Lender of a duly executed counterpart of (i) this Agreement from the Company and the Pledgor, (ii) the Note, as amended and restated as of the date hereof, from the Company, and (ii) the Pledge Agreement, as amended and restated as of the date hereof, from the Pledgor.

(b) Officer’s Certificates. Delivery to the Lender of:

(1) a certificate of the Secretary or Assistant Secretary of the Company certifying (i) that the Articles of Incorporation and Bylaws or Certificate of Limited Partnership and Limited Partnership Agreement, as applicable, of each Credit Party previously delivered to the Lender remain accurate and complete and in full force and effect, (ii) that the Resolutions of each Credit Party previously delivered to the Lender remain in full force and effect and authorize the execution and delivery of this Amendment, the amended and restated Note, and the amended and restated Pledge Agreement, as applicable, and the consummation of the transactions contemplated hereby and thereby and (iii) as to such other items and conditions as the Lender may reasonably request, and otherwise in form and content reasonably acceptable to the Lender; and

(2) a certificate in form and substance satisfactory to the Lender from a Responsible Officer of the Company certifying that as of the date hereof and after giving effect to the Advance requested in connection with the Proposed Acquisition, each Credit Party is in compliance with the covenants set forth in Paragraphs 6 and 7 of the Loan Agreement.

(c) Good Standing Certificates. Delivery to the Lender of (i) a certificate of the Secretary of State of the State of Maryland, certifying as of a recent date that the Company is in good standing and (ii) a certificate of the State Corporation Commission of the Commonwealth of Virginia, certifying as of a recent date that the Pledgor is in good standing.

(d) Property Loan Documents and Organization Documents. Delivery to the Lender of (i) the Property Loan Documents executed in connection with the acquisition of the Property owned by the New Property Owner and (ii) the organizational documents of the New Property Owner, in each case, which documents shall be on terms and conditions reasonably satisfactory to the Lender.

(e) Opinion of Counsel. Delivery to the Lender of an opinion of counsel to the Company and the Pledgor, in form and content reasonably satisfactory to the Lender.

(f) Payment of Fees, Costs and Expenses. Payment by the Company of (i) a fee in connection with the increase in Aggregate Availability provided hereunder, such fee to be in an amount equal to one-half of one percent (0.005%)of the Arboleda Advance Overage as of the date of funding of the Arboleda Advance, which fee shall be fully earned as of the date of Closing and shall be non-refundable, (ii) any and all other fees, if any, due the Lender or otherwise due and payable under the terms of the Loan Documents and (iii) all costs, expenses, and fees (including without limitation, the Lender’s attorneys’ fees and expenses) associated with this Amendment or otherwise due and payable.

(g) Repayment of Outstanding Advances. The Company shall have repaid the outstanding Advances under the Loan in an amount sufficient to cause the outstanding principal amount of the Loan to be less than or equal to Four Million Seven Hundred Thousand Dollars ($4,700,000.00) prior to the making of the Arboleda Advance.

(h) No Event of Default. No Event of Default shall exist under the Loan Documents, nor would occur as a result of the execution and performance of this Amendment to the Loan Agreement, as amended hereby.

(i) Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the date of Closing.

(j) Additional Documentation. Delivery to Lender of such other documentation or information as may reasonably be required by the Lender and its counsel.

Section 5. Representations, Warranties and Covenants. The Company hereby acknowledges and agrees that:

(a) Loan Balance. As of the Closing date, the outstanding aggregate principal amount of the Loan, after making the payment required under Section 4(g) above, is $4,700,000.00.

(b) Aggregate Availability. Following the funding of the requested Advance, the aggregate principal amount outstanding under the Loan Documents shall not exceed the Aggregate Availability.

(c) Reaffirmation of Representations, Warranties and Covenants. The Company reaffirms and remakes as of the date hereof (taking into consideration the effects of the transactions contemplated in this Amendment), each of the representations and warranties contained in the Loan Agreement, as amended hereby, as being true and correct in all respects. The Company agrees that until payment in full of all Obligations, the Company shall comply with all covenants as set forth in the Loan Agreement, as amended hereby.

Section 6. Miscellaneous.

(a) Representations and Warranties Accurate; Compliance; No Material Adverse Effect. Each of the representations and warranties of the Credit Parties contained in the Loan Documents, as such Loan Documents may have been amended, modified, replaced, restated, renewed or extended from time to time, including by this Amendment and by any documents, instruments or agreements executed in connection with the Amendment, is true, accurate and complete on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof (except for representations and warranties which relate to a specific date, in which case such representations and warranties shall be true, accurate and complete as of such date). Each Credit Party has performed all its obligations under the Loan Documents, as so amended, modified, replaced, restated, renewed or extended, required to be performed by such Credit Party at or prior to the date hereof. Each Credit Party is in compliance with all the terms and provisions set forth in the Loan Documents, as so amended, modified, replaced, restated, renewed or extended, on its part to be observed and performed. No proceedings are pending or threatened which might materially adversely affect the ability of the any Credit Party to perform (a) its obligations under the Loan Documents, as amended, modified, replaced, restated, renewed or extended as set forth above, or (b) its contractual obligations with any other person or entity.

(b) No Event of Default. The Company hereby represents and warrants that as of the effective date hereof, there exists no Event of Default, and no Credit Party has any claim or cause of action against the Lender arising out of or relating in any way to the Loan Agreement (as amended hereby) or the other Loan Documents, and each Credit Party hereby waives and releases any and all claims or causes of action which such Credit Party may have as of the effective date hereof against the Lender arising out of or relating in any way to the Loan Agreement (as amended hereby) or the other Loan Documents.

(c) Limited Effect. Except as expressly provided herein, the Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time. References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Loan Agreement” shall be deemed to be references to the Loan Agreement as modified hereby.

(d) Counterparts. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Lender.

(e) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

(k) Electronic Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

(l) WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AMENDMENT.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

COMPANY:

GRUBB & ELLIS APARTMENT REIT, INC. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation

By: /s/ Gus G. Remppies
Name: Gus G. Remppies
Title: Chief Investment Officer

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By: /s/ Bradford Chatigny
Name: Bradford Chatigny
Title: Vice President